EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 filed by Centrue Financial Corporation for the registration of shares of its common stock, pertaining to the Centrue Financial Corporation Executive Deferred Compensation Plan of our report dated March 19, 2007, included in the Annual Report on Form 10-K of Centrue Financial Corporation for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

Crowe Chizek and Company LLC
/s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
December 10, 2007